77Q1(e)(2)


Amendment No. 6 to Management Agreement
between American Century Capital Portfolios, Inc.
and American Century Investment Management,
Inc., effective as of July 31, 2017 (filed electronically as Exhibit d11 to Post-Effective
Amendment No. 96 to the Registration Statement of the Registrant on July 28, 2017, File No. 33-64872, and incorporated herein by reference.)